Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence Otis, Jr., C. Bradford Richmond, William R. White, III and Teresa M. Sebastian, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (or other appropriate form) of Darden Restaurants, Inc. (the “Company”), and any or all amendments (including post-effective amendments) thereto, to register public offerings by the Company from time to time of an indeterminate amount of securities, which securities may consist of debt securities of the Company, including without limitation debt securities convertible or exchangeable into the Company’s Common Stock, without par value (the “Common Stock”), Common Stock or any combination of the foregoing, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute of substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed on this 17th day of September, 2013, by the following persons.

/s/ Michael W. Barnes Michael W. Barnes	/s/ William M. Lewis, Jr. William M. Lewis, Jr.
/s/ Leonard L. Berry Leonard L. Berry	/s/ Andrew H. Madsen Andrew H. Madsen
/s/ Christopher J. Fraleigh Christopher J. Fraleigh	/s/ Cornelius McGuillicuddy, III Cornelius McGuillicuddy, III
/s/ Victoria D. Harker Victoria D. Harker	/s/ Clarence Otis, Jr Clarence Otis, Jr.
/s/ David H. Hughes David H. Hughes	/s/ Michael D. Rose Michael D. Rose
/s/ Charles A. Ledsinger, Jr Charles A. Ledsinger, Jr.	/s/ Maria A. Sastre Maria A. Sastre
/s/William S. Simon William S. Simon